Exhibit 99.1

Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Board Declared Quarterly Cash Dividend

LOS ANGELES, June 22, 2026 – Korn Ferry (NYSE:KFY), a global consulting firm, today announced its Board of Directors has declared a cash dividend of $0.55 per share that will be payable on July 31, 2026 to shareholders of record on July 6, 2026.
“We are pleased to announce another quarterly cash dividend,” said Gary D. Burnison, CEO, Korn Ferry. “This decision underscores the strength and resilience of our business. Also reflecting our continued commitment to a balanced approach to capital allocation and delivering long-term value for shareholders is our purchase of 1.2 million shares during the quarter, bringing total FY’26 buybacks to 1.8 million shares.”

About Korn Ferry
Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.
Forward-Looking Statements
Statements in this Press Release that relate to Korn Ferry’s goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “may”, “should”, “will”, “likely”, and “confidence”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry, including global and local political and economic developments, demand fluctuations, and those risks and uncertainties included in Korn Ferry’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025 and as will be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2026. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

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